EXHIBIT 10.2

FIRST AMENDMENT TO THE

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (the “Amendment”), between Argo Group International Holdings, Ltd., a Bermuda company (the “Company”), and Mark E. Watson III (the “Employee”), is effective November 6, 2012 (the “Amendment Date”).

RECITALS:

WHEREAS, the Company and the Employee previously entered into an Executive Employment Agreement, effective as of August 10, 2010 (the “Agreement”).

WHEREAS, the Company and the Employee desire to amend the Agreement.

NOW, THEREFORE, the parties agree to amend the Agreement, effective as of the Amendment Date, as follows:

1.	Subsection (i) of Section 6(f) (“Termination by Employee With Good Reason”) is amended so that it shall read in its entirety:

“(i)	(A) any change in the duties or responsibilities (including reporting responsibilities, which change for purposes hereof shall include the Employee no longer reporting directly to a board of directors a majority of the members of whom are independent directors as defined in the listing requirements for the primary exchange on which the Company’s shares are listed) of the Employee that is inconsistent in any adverse respect with the Employee’s position(s), duties, responsibilities or status with the Company immediately prior to such change (including any diminution of such duties or responsibilities) or (B) an adverse change in the Employee’s titles or offices (including, membership on the Board of Directors) with the Company;”

2.	Subsection (vii) of Section 6(f) (“Termination by Employee With Good Reason”) is deleted in its entirety and the remaining subsections of Section 6(f) are consecutively renumbered in accordance with this change.

Except as expressly herein amended, the terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one in the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ John R. Power, Jr.
John R. Power, Jr., Chairman
Human Resources Committee,
Board of Directors of
Argo Group International Holdings, Ltd.

EMPLOYEE

/s/ Mark E. Watson III
Mark E. Watson III

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